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                                                                    EXHIBIT 10.1

                                 [COMPANY LOGO]



                               NABARRO NATHANSON



                            DATED    6 March    1996



                                  D.J. DOWNING


                                    - and -


                         J.M. JONES PROPERTIES LIMITED
                        (in Administrative Receivership)


                                    - and -


                        BUSINESS OBJECTS (U.K.) LIMITED


                                    - and -


                              BUSINESS OBJECTS SA


                                     LEASE
               Sun Court.  Moorbridge Road, Maidenhead, Berkshire


                               Nabarro Nathanson
                               50 Stratton Street
                                 London WIX 6NX

                               Tel: 0171 493 9933
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                           ACCESS FLOORING NOT SHOWN
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                                  PARTICULARS



DATE OF THIS DEED    :  6TH March                      1996

LEASE                :  Lease

RECEIVER             :  DAVID JOHN DOWNING of 235 The Ridgeway. St.
                        Albans, Hertfordshire, AL4 9XG

LANDLORD             :  J.M. JONES PROPERTIES LIMITED
                        (in Administrative Receivership)

Address              :  Shelley House. 3 Noble Street. London. EC2V 7DP

Company
Registration No.     :  2255954
                        acting by the Receiver

TENANT               :  BUSINESS OBJECTS (U.K.) LIMITED

Registered office    :  Pickfords Wharf Clink Street London SE 1 9DG

Company
Registration No.     :  2636952

GUARANTOR            :  BUSINESS OBJECTS SA

Address              :  Tour Chantecoq 5 rue Chantecoq 92808 Puteaux
                        Cedex France


PREMISES            :   The premises known as Sun Court, Maidenhead
                        being more particularly described in Schedule 1


CONTRACTUAL TERM    :   Twenty-five years

CONTRACTUAL TERM
COMMENCEMENT DATE   :   1996
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YEARLY RENT          :   FOR THE 1ST YEAR OF THE TERM  pound 250.000
                         FOR THE 2ND YEAR OF THE TERM  pound 360.000
                         FOR THE 3RD YEAR OF THE TERM  pound 400.000
                         FOR THE 4TH YEAR OF THE TERM  pound 400.000
                         FOR THE 5TH YEAR OF THE TERM pound 400.000 and thereafter subject to the upwards only rent as provided in review this Lease.

YEARLY RENT
COMMENCEMENT DATE   :    1st November 1996

RENT REVIEW DATES   :    The 6th day of                 2001 and every
                         fifth anniversary of that date


PERMITTED USE       :    Use as offices within Class B1 of the Town and
                         Country Planning (Use Classes) Order 1987
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                                    CONTENTS



CLAUSES                       SUBJECT

1.      DEFINITIONS

2.      INTERPRETATION

3.      DEMISE AND RENT

4.      TENANT'S COVENANTS

4.1     To Pay Rents

4.2     To Pay Rates and Outgoings

4.3     To Pay Interest

4.4     To Pay Costs

4.5     To Pay Value Added Tax

4.6     Common Matters

4.7     Insurance

4.8     Repair

4.9     External Redecoration

4.10    Internal Redecoration

4.11    To Maintain Landlord's Fixtures

4.12    Notice and Making Good on Tenant's Default

4.13    Alterations and Signs

4.14    To comply with Legislative Requirements

4.15    Use Consents

4.16    No Undesirable Activities

4.17    Use & Regulations

4.18    Not to obstruct

4.19    Alienation

4.20    Registration of Dealings

4.21    Information

4.22    Notice of Re-letting or Sale

4.23    Exceptions and Reservations

4.24    Not to Permit Acquisition of Easements

4.25    Tenant's Surveys

4.26    To Notify Landlord

4.27    Indemnity

4.28    New Guarantor


                (ii)

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4.29    Pledging Chattels as Security

4.30    To Observe and Perform Covenants etc

4.31    Raised Floor

4.32    To Yield Up

5.      RENT REVIEW

6.      LANDLORD'S COVENANTS

6.1     Quiet Enjoyment

6.2     Insurance

6.3     Works

7.      MISCELLANEOUS

7.1     Re-entry

7.2     Rent Abatement

7.3     Exclusion of-Liability

7.4     Notices

7.5     Statutory Compensation

7.6     Superior Leases

7.7     Landlord as Tenant's Agent

7.8     Adjoining Property

7.9     Distress

7.10    Set Offs

7.11    Exclusion of Rights not Granted

7.12    No Warranty as to Permitted Use

7.13    Return of Instalment of Yearly Rent

7.14    English Law

7.15    Tenant's option to determine

7.16    Certificate as to Agreement for Lease

8.      LPA Receiver

9.      Guarantor

SCHEDULES

Schedule 1  The Premises

Schedule 2  Rights Granted

Schedule 3  Exceptions and Reservations

Schedule 4  Matters to which the Premises are subject

Schedule 5  Guarantor's Obligation

Schedule 6  Landlord's Fixtures and Fittings
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THIS LEASE is made on the date and between the Parties stated in the Particulars


THIS DEED WITNESSES:


1.   DEFINITIONS


In this Lease the following expressions have the meanings indicated:


"Building"                    the building erected on the Premises:

"Conduits"                    all aerials vents chimneys ducts shafts cisterns
                              tanks radiators pipes wires optic fibres cables gutters watercourses channels sewers drains and equipment for the provision of Utilities laid now or in the future in under or over the Premises or serving them;

"Environmental Consent"       a consent licence registration exemption approval
                              permission authorisation or filing requirement relating to the environment (as defined in Section
                              1 of the Environmental Protection Act 1990) or to the control or regulation of pollution of the environment (as also defined in that Section):

"Full Reinstatement           the cost of rebuilding or reinstating the land
Cost"                         and/or buildings which are the subject of the
                              insurance policy including where the Landlord in its reasonable discretion so determines value added tax inflation extraordinary expenses professional fees and incidental expenses
                              (including but not limited to the costs of shoring up demolition and site clearance);

"Guarantor"                   shall include if it is an individual his personal
                              representatives and includes any person who at
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                              any time undertakes guarantor obligations pursuant
                              to any provision of this Lease:

"Insured Risks"               fire (including subterranean fires), earthquakes.
                              explosion (including explosion of boilers and other heating apparatus). lightning, thunderbolt.
                              storm, tempest, flood. burst or overflowing of pipes and tanks, impact by any road vehicle. and (in peacetime) aircraft and articles dropped therefrom and accidental damage to underground pipes and cables. riot , civil commotion and malicious damage and such other risks against which the Landlord shall from time to time in the Landlord's reasonable discretion determine to insure:

"Interest"                    interest at the rate of four per cent per annum
                              above the Base Lending Rate from time to time of National Westminster Bank PLC (or if such rate shall cease to be published such other reasonable or comparable rate as the Landlord shall from time to time designate) compounded with monthly rests on the first day of each month:

"Landlord"                    shall include the person for the time being
                              entitled to the reversion immediately expectant on the Term:

"Landlord's Surveyor"         any person engaged by the Landlord for any purpose
                              under this Lease including an employee of the Landlord or a company which is a member of the same group of companies (as defined in Section 42 of the Landlord and Tenant Act 1954) as the
                              Landlord:



                                       2
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"Particulars"                 the Particulars appearing at the front of this
                              Lease:

"Parties"                     the Landlord and the Tenant and the Surety (if
                              any) and "Party" means any one of them:

"Permitted Part"              the whole of Unit 1 or the whole of Unit 2 or the
                              whole of a complete floor of Unit 1 or the whole of a complete floor of Unit 2 together with the right to use the number of car parking spaces within the Premises as specified below:

                              Unit 1     - 30 car parking spaces
                              Unit 2     - 20 car parking spaces
                              Complete Floor, Unit 1 - 15 car parking spaces Complete Floor, Unit 2 - 10 car parking spaces:

"Planning Acts"               the Town and Country Planning Act 1990 the
                              Planning (Listed Buildings and Conservation Areas)
                              Act 1990 the Planning (Hazardous Substances) Act
                              1990 the Planning (Consequential Provisions) Act
                              1990 the Planning and Compensation Act 1991 and any other legislation relating to the use development or occupation of land or buildings:

"Planning Permission"         any permission consent or approval given or deemed
                              to be given under the Planning Acts relating to or affecting the Premises or the use of them:

"President"                   the President for the time being of the Royal
                              Institution of Chartered Surveyors:

"Referred to Arbitration"     reference to a single Arbitrator to be appointed
                              in default of agreement between the Landlord and

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                              the Tenant on the application of either the
                              Landlord or the Tenant by the President and any such reference shall be a submission to arbitration within the Arbitration Act 1950 and 1979 If the Arbitrator shall die be or become unwilling to act or incapable of acting for any other reason either the Landlord or the Tenant may apply to the President for a substitute to be appointed in his place which procedure may be repeated as often as necessary:

"Superior Landlord"
                              any person having an interest in the Premises in reversion (whether mediate or immediate to that of the Landlord) and includes any mortgagee of the landlord;

"Tenant" shall include its successors in title and if it is an individual his personal representatives:

"Term" the Contractual Term starting on the Contractual Term Commencement Date together with the period of any continuation or extension of the tenancy granted by this Lease (subject to any provisions of this Lease permitting earlier determination);

"Unit 1" that part of tile Building (known as Unit 1) shown for identification only edged blue on the Plan numbered 2 attached:

"Unit 2" that part of the Building (known as Unit 2) shown for identification only edged green on the Plan numbered 2 attached:

"Use Consent"                 Planning Permission or Environmental Consent;


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"Utilities"                   foul and surface water drainage signals impulses
                              electric current gas water telecommunication data communication heating ventilation air conditioning the passage of smoke and fumes and all other utilities services and facilities.


2.   INTERPRETATION


2.1 In this Lease words importing the singular include the plural and vice versa.

2.2  Words in this Lease importing one gender include both other genders.

2.3 References in this Lease to any legislation include any other legislation replacing amending or supplementing it and any orders regulations bye-laws notices permissions approvals or consents under it.

2.4 Where of assistance there shall be incorporated a perpetuity period of eighty (80) years from the date of this Lease which shall be the applicable perpetuity period.

2.5 My obligation in this Lease prohibiting the Tenant from doing something shall include an obligation not to cause or permit the doing of that thing by others and (without prejudice to any other obligation or liability of the Tenant) to take all necessary steps To prevent that thing being done by its employees agents contractors invitees and licensees.

2.6 Where any rights of entry or rights To do anything are excepted and reserved in this Lease to the Landlord and/or any other person then (except where the terms of this Lease shall otherwise expressly provide) no claim shall be made or compensation claimed by the Tenant (or by any other person claiming through under or in trust for the Tenant) except for the making good of damage caused to the Premises by the person exercising such rights.



                                       5
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2.7  Compliance with obligations on the part of the Tenant undertaken in this
     Lease is at its own cost unless otherwise expressly specified.

2.8 If any Party to this Lease comprises more than one person obligations on the part of that Party in this Lease are undertaken by all such persons jointly and also by each of them individually.

2.9 Unless otherwise stated references in this Lease to the Premises include each and every part of the Premises.

2.10 The details expressions and descriptions appearing in the Particulars shall be included in and form part of this Lease.

2.11 References to Schedules are to Schedules in this Lease.

2.12 References in this Lease to any adjoining property of the Landlord shall be taken to include any adjoining or neighbouring property from time to time owned leased or occupied by the Landlord.

2.13 The headings and Contents pages in this Lease are for information only and shall not be taken to affect its construction.

2.14 Anything shown on the Plans[s] attached to this Lease is shown for the purpose of identification only.

3.   DEMISE AND RENT

     In consideration of the rents and covenants on the part of the Tenant reserved and contained in this Lease the Landlord demises the Premises to the Tenant at the request of the Guarantor TOGETHER WITH the rights mentioned in Schedule 2 EXCEPT AND RESERVING the rights mentioned in
     Schedule 3 AND SUBJECT as mentioned in Schedule 4 TO HOLD for the Contractual Term starting on the Contractual Term Commencement Date (determinable nevertheless as provided in this Lease) YIELDING AND PAYING during the Term:


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3.1  for the period from the Contractual Term Commencement Date until the Yearly
     Rent Commencement Date the rent of a peppercorn and thereafter the Yearly Rent specified in the Particulars together with all increases in Yearly
     Rent which shall become payable pursuant to the provisions for the review of Yearly Rent contained in this Lease such Yearly Rent to be paid without any deductions and proportionately for any part of a year by equal quarterly payments in advance on the four usual quarter days in each year the first (proportionate) payment of the Yearly Rent to be made on the Yearly Rent Commencement Date in respect of the period from the Yearly Rent Commencement Date until the next usual quarter day after the Yearly Rent Commencement Date: and

3.2 within 14 days of a demand thereof by way of further or additional rent from the Contractual Term Commencement Date a sum or sums of money equal To the gross amount which the Landlord From Lime to time incurs or expends:

     3.2.1  in or in respect of effecting or maintaining insurance of:

            3.2.1.1 the Premises in the Landlord's estimate of their Full Reinstatement Cost for the time being against the Insured
                     Risks: and

            3.2.1.2 the Landlord's third party liability in relation to the Premises and their use and occupation including but not limited to liability under the Defective Premises Act 1972,

     (together in each case with value added tax if the Landlord so determines in its absolute discretion) and where the Premises are insured with other property the Landlord shall attribute a fair and reasonable proportion of the premiums to the Premises and save for manifest error the Landlord's decision shall be final and binding on the Parties;

     3.2.2 in or in respect of effecting or maintaining insurance against loss of Yearly Rent for a period of three years or such longer


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           period as the Landlord may from time to time reasonably determine including anticipated loss of Yearly Rent following a Yearly Rent review (and if such insurance is effected prior to the agreement or determination of the Yearly Rent upon review the amount of such Yearly Rent for the purpose of insurance only shall be estimated by the Landlords Surveyor whose decision shall be final and binding on the Parties save in case of manifest error): and


     3.2.3 in respect of valuations of the Premises for insurance purposes if required by the Landlord: and


3.3 on demand by way of further or additional rent Interest where payable under the terms of this Lease. and

3.4 within 14 days of a demand therefor by way of further or additional rent the sums payable from time to time under Clause 4.6

4.   TENANT'S COVENANTS

     The Tenant covenants with the Landlord throughout the Term:

4.1  TO PAY RENTS

     to pay the reserved rents at the times and in the manner specified in this Lease (and if and for so long as required by the Landlord to pay the Yearly Rent by Banker's standing order or direct debit to such bank account in England as the Landlord shall reasonably from time to time direct):

4.2  TO PAY RATES AND OTHER OUTGOINGS

     4.2.1 to pay and discharge all existing and future rates taxes charges duties assessments impositions and outgoings of any kind whether parliamentary parochial local or of any other description now or in the future imposed or charged upon or payable in respect of the Premises or the supply of Utilities to



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           the Premises whether or not of a capital or non-recurring nature and whether payable by the landlord owner or occupier or tenant in respect of the Premises (except in respect of any income or corporation tax assessed upon the Landlord's ownership of rental income from or dealings with its reversionary interest in the Premises) and not without the Landlord's prior consent in writing to claim any relief against payment of any such liabilities:

     4.2.2 to pay to the Landlord on demand a fair proportion (to be determined by the Landlord's Surveyor whose decision shall (save in case of a manifest error) be final and binding on the Parties of any rates taxes charges duties assessments impositions and outgoings of any kind as described above which may at any time be imposed or charged upon or payable in respect of the Premises together with other land and property (save only as previously specified):

4.3  TO PAY INTEREST

     to pay Interest on any sums due and payable under this Lease (whether by way of Yearly Rent or otherwise) (as well after as before judgment) from the date on which any such sum is due and payable (unless any other date is specified in this Lease) until the date of payment or (if acceptance of any such unpaid sum shall be declined by the Landlord because of any breach of covenant) to the date upon which payment is accepted by the Landlord and Interest shall accrue on a daily basis and shall be payable on demand;

4.4  TO PAY COSTS

     to pay to the Landlord on a full indemnity basis all costs expenses and charges (including but not by way of limitation professional advisers' costs and disbursements) incurred by the Landlord or any Superior Landlord and whenever requited by the Landlord to give security for them:


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     4.4.1  in respect of any application for consent required by this Lease
            (including any application for the consent of any Superior Landlord) whether or not such consent is granted:

     4.4.2 in the preparation and service of all schedules of dilapidations whether during or following the expiry or sooner determination of the Term:

     4.4.3 in or in contemplation of any proceedings under Sections 146 or 147 of the Law of Property Act 1925 (including but not by way of limitation the preparation and service of all notices under Section
            146) even if forfeiture is avoided otherwise than by relief granted by the Court;

     4.4.4 in respect of the recovery of any arrears of rent or any other breach of covenant (including but not by way of limitation any costs of levying distress or execution); and

     4.4.5 in respect of any inspection or survey carried out by or on behalf of the Landlord which reveals a breach of any of the Tenant's obligations in this Lease:

4.5  TO PAY VALUE ADDED TAX AND STAMP DUTY

     Upon production of a proper and Valid Value Added Tax invoice to pay:

     4.5.1 to the Landlord any value added tax chargeable upon any supply made by the Landlord to the Tenant by or pursuant to or in connection with this Lease so that all consideration for any such supply is exclusive of value added tax:

     4.5.2 and to indemnify the Landlord against any value added tax chargeable upon any supply (whether made to the Landlord or to a third person) where pursuant to this Lease the Tenant is required to pay To the Landlord any sum in respect of any costs fees expenses or other expenditure or liability (of whatever nature) in connection with that supply:

    4.5.3 all such value added tax at the same time that the relevant sum of money or consideration is payable to or receivable by the Landlord or (if earlier and in relation to supplies made by the Landlord to the Tenant) at the time that the supply is treated as taking place for the purposes of the charge to value added tax: and the Landlord retaining reasonable discretion (so far as permitted by law) as to whether any supply made by the Landlord to the Tenant or is to be an exempt supply or a taxable supply for the purposes of value added tax:


4.6  COMMON MATTERS

     to pay within 14 days of a demand therefor the whole or a fair proportion (to be determined by the Landlord's Surveyor whose decision shall save in case of a manifest error be final and binding on the Parties) of the expenses payable in respect of constructing repairing renewing rebuilding cleansing re-surfacing maintaining and lighting all party walls fences boundary structures Conduits roads pathways pavements car parks roofs apparatus and other areas and things (whether or not of a like nature) the use of which is common to the Premises and any other property together with a reasonable management charge (if demanded):


4.7  INSURANCE

     4.7.1 to comply with all recommendations arid requirements of the insurers and fire authorities as to fire precautions and fire fighting equipment relating to the Premises and to comply with all such reasonable regulations in this regard as the Landlord may from time to time notify to the Tenant:



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    4.7.2  in the event of the Premises being destroyed or damaged by any of the Insured Risks to give notice in writing to the Landlord as soon as possible:

    4.7.3 not to leave the Premises vacant or unoccupied without first giving the Landlord at least 28 days notice in writing of the intention so to do and without first paying any additional or increased premium required by the insurers and without first providing such security as the Landlord shall require in respect of any exclusions excesses limitations conditions or qualifications which the insurers may impose upon the Insured Risks or the policy;

    4.7.4 not to do or omit to do anything or bring on to the Premises any explosive inflammable or toxic or otherwise harmful chemicals or materials or any other matter or thing of any kind if any such act or omission would or might cause the policy for the insurance of the Premises or any adjoining or neighbouring property to become void or voidable or any premium payable to be increased above the ordinary or common rate:

    4.7.5 if the Premises are destroyed or damaged by any of the Insured Risks to pay to the Landlord on demand:

           4.7.5.1 an amount equivalent to any insurance money irrecoverable by reason solely or in part of any act default or omission by the Tenant or by any underlessee licensee or visitor: and

           4.7.5.2 the amount of any excess required by the insurers or by the Landlord under any policy of insurance for the Premises:



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    4.7.6 in relation to plate glass:

           4.7.6.1 to insure and at all times keep insured any plate glass in the Premises against breakage and damage in its full reinstatement cost and as often as any such plate glass shall be broken or damaged to reinstate the same as soon as possible (the Tenant making good from its own resources any deficiency in the insurance money):

           4.7.6.2 to effect such insurance in an insurance office approved by the Landlord in the names of the Landlord and Tenant and of any Superior Landlord and upon every request by the Landlord immediately to produce particulars of the policy of insurance and the receipt for every premium payable for the then current year: and

           4.7.6.3 if and whenever default shall be made in effecting and keeping on foot such insurance or in producing such particulars or receipt the Landlord may effect and maintain such insurance and the Tenant shall repay to the Landlord upon demand all money paid by the Landlord for that purpose and such money if not so paid shall be recoverable as rent in arrear:

     4.7.7 except as provided above not to effect any insurances in respect of the Premises:

4.8  REPAIR

     4.8.1 to put and throughout the Term To keep the Premises in good and substantial repair condition and decoration (with tile exception of damage by any Insured Risk save where any insurance money shall be wholly or partly irrecoverable by reason solely or in part of any act default or omission by the Tenant or by any underlessee licensee or visitor and with the exception of the dilapidations to the Premises as at the date of this lease which the parties agree are recorded in the schedule of dilapidations attached to this lease save to the extent that such dilapidations are made good by or at the expense of the Landlord to the reasonable satisfaction of the Tenant);

     4.8.2 to keep any outside parts of the Premises in a clean neat and tidy state and condition free from litter weeds and rubbish and to keep the same property maintained and cultivated and to replace all damaged dead or diseased trees shrubs and plants as necessary;

     4.8.3 to clean all windows of the Premises as often as may be necessary and at least once in every three months:


4.9  EXTERNAL REDECORATION

     in the last six months of the fifth year of the Term and thereafter in every third year of the Term and also in the last six months of the Term in a proper and workmanlike manner using good quality materials and following any manufacturer's instructions or recommendations (and in the last six months of the Term in accordance with the colours and materials of the original specifications or as otherwise may be approved by the Landlord In writing):


     4.9.1 to paint varnish treat or preserve to a high standard all the outside wood metal brickwork walls fences gates or other parts belonging To the Premises previously painted varnished treated or preserved (as the case may be) but excluding all external doors. window frames and woodwork which have been powder-coated: and



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    4.9.2  to repoint clean and (where appropriate) replace all seals and mastics and otherwise treat as appropriate those exterior parts of the Premises which ought to be so treated:

     Provided always that:-

     (i) if the Tenant shall give notice under clause 7.15 such decoration shall be undertaken in the last three months of the fifth year of the Term

     (ii) if no such notice shall be given the Tenant shall not be obliged to decorate in the 23rd year of the Term.


4.10 INTERNAL REDECORATION

     in the last three months of the fifth year of the Term and thereafter in every fifth year of the Term and also in the last three months of the Term in a proper and workmanlike manner using good quality materials and following any manufacturer's instructions or recommendations (and in the last three months of the Term in tints colours patterns and materials to be approved by the Landlord in writing):

     4.10.1 to paint varnish treat or preserve to a high standard all the inside wood metal plaster and other parts of the Premises previously painted varnished treated or preserved (as the case may be); and

     4.10.2 to clean and otherwise treat as appropriate those interior parts of the Premises which ought to be so treated;

     Provided always that:-

     (i) if the Tenant shall give notice under clause 7.15 such decoration shall be undertaken in the last three months of the fifth year of the Term



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     (ii)  such decoration shall in any event be undertaken in the last three months of the Term


4.11 TO MAINTAIN LANDLORD'S FIXTURES

     4.11.1 to maintain in good and serviceable condition the Landlord's fixtures and fittings in or upon the Premises and replace such of them as may become worn out lost or unfit for use by substituting others of a like nature (but of no lesser quality):

     4.11.2 in addition to replace all carpets and floor coverings in the Premises as often as reasonably necessary and in any event in the last month of the Term on each occasion in colours and materials to be first approved by the Landlord (such approval not to be unreasonably withheld);

     4.11.3 to enter into contracts with parties approved by the Landlord for the maintenance and repair of plant and machinery in the Premises if the Landlord so reasonably requires and to produce such contracts and all reports and invoices connected with them whenever so requested;


4.12 NOTICE AND MAKING GOOD ON TENANT'S DEFAULT

     4.12.1 within the space of sixty days (or such shorter period as the Landlord shall reasonably require) to comply with any notice in writing served by the Landlord specifying any breach by the Tenant of any of its obligations under this Lease (including but not limited to the repair condition and decoration of the Premises or the execution of any other works);

     4.12.2 if the Tenant shall at any time be in breach of any such obligation:



            4.12.2.1 to permit the Landlord (without the Landlord being obliged to do so and without prejudice to
                    the Landlord's right of re-entry contained in this Lease or any other rights of the Landlord with regard to such default) during the Term or after the expiry or sooner determination of the Term (without being liable to the Tenant or to any person claiming through under or in trust for the Tenant for any damage so caused) at the expense of the Tenant to remedy any breach of all or any of those obligations of the Tenant and to permit the Landlord to enter the Premises for that purpose: and

           4.12.2.2 to pay to the Landlord on demand all costs and expenses so incurred by the Landlord (and all such costs and expenses if not so paid shall be recoverable by the Landlord as a debt):

4.13 ALTERATIONS AND SIGNS

     4.13.1  not to erect any new building or structure of any kind on the
             Premises:

     4.13.2 not to cut remove alter or damage the Premises nor to make any structural alteration addition or improvement in or to the Premises either internally or externally nor to make any change in the design appearance or style of the exterior of the Premises:

     4.13.3 not to make internal non-structural alterations to the Premises without the previous approval in writing of the Landlord and in accordance with plans and specifications previously approved in writing by the Landlord (each such approval not to be unreasonably withheld) provided always that:


             4.13.3.1 during the period of six months immediately preceding the expiry or sooner determination of the Term the Tenant shall reinstate the Premises (unless and to the extent requested not to do so by the Landlord) as they were prior to the execution of such internal non-structural alterations and make good all consequential damage to the satisfaction of the Landlord and any Superior Landlord; and

             4.13.3.2 the Landlord may as a condition of giving such consent require the Tenant to enter into such covenants with the Landlord as the Landlord may require for the execution and supervision of such works and such other covenants as the Landlord may reasonably require;

     4.13.4 not to place affix or exhibit at the windows or upon the exterior of the Premises any showcase aerial pole mast flag inscription signboard bill plate board placard poster advertisement or other notification of any kind save that the Tenant may with the prior approval in writing of the Landlord of its size design and location (such approval not to be unreasonably withheld) erect a plate or sign displaying the name and business of the Tenant or any other authorised occupant of any part of the Premises which conform with all statutory and other regulations the Tenant removing the same on the expiry or sooner determination of the Term and making good all resulting damage);


4.14 TO COMPLY WITH LEGISLATIVE REQUIREMENTS

     4.14.1 to comply with all present and future legislation from time to time in force upon or in respect of the Premises or their use or occupation whether compliance is required by the owner landlord tenant or occupier and at all times to keep the Landlord indemnified against all actions proceedings losses liabilities costs damages expenses claims and demands arising out of or resulting from them;

     4.14.2 within seven days of receipt to give full written particulars to the Landlord of any notice order or assessment or any proposal for any of them made given or issued to the Tenant by any government department local or public authority under or by virtue of any statutory powers and to produce to the Landlord such notice order or assessment or such proposal and also without delay to take all reasonable or necessary steps to comply with any such notice or order and also at the request and under the direction of the Landlord but at the cost of the Tenant To make or join with the Landlord in making such objection representation or appeal against or in respect of any notice order or assessment or such proposal as the Landlord shall deem expedient;


4.15 USE CONSENTS


     in addition to and not by way of limitation or contradiction of any other provision contained in this Lease to be observed or performed by the
     Tenant:

     4.15.1 at all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and of all Use Consents so far as they relate to or affect the Premises or any development (as defined in the Planning Acts) already or to be carried out executed done or omitted on the Premises or their use for any purpose:

     4.15.2 not to make any application for any Use Consent without the previous written consent of the Landlord (such consent not to be unreasonably delayed or withheld);

     4.15.3 during the Term as often as occasion shall require at the expense in all respects of the Tenant to obtain all Use Consents and serve all such notices as may be required for the carrying out of any such development on the Premises or the institution or continuance on the Premises of any use of the Premises or the carrying out of any activity or process at the Premises in respect of which any Use Consent may be required subject only to any legislative direction to the contrary to pay and satisfy any charge or levy that may now or in the future be imposed under any legislation in respect of the carrying out or retention of any such development or the institution or continuance of an such use;


     4.15.4 not to carry out or make any alteration or addition to the Premises or any change in their use before all necessary Use Consents have been produced to the Landlord:

     4.15.5 not to implement any Use Consent which is granted until the Landlord has approved it nor before do Tenant has provided such security for the compliance with its terms as the Landlord shall require:

     4.15.6 at the request and under the direction of the Landlord but at the Tenant's cost to appeal against any refusal of or condition contained in any Use Consent:

     4.15.7 where any Use Consent is implemented then unless the Landlord shall otherwise direct to carry out and complete before the expiry or sooner determination of the Term:

            4.15.7.1 any works stipulated to be carried out to the Premises by a date subsequent to the expiry or sooner determination of the Term as a condition of any Use Consent granted before such expiry or determination: and

            4.15.7.2 any development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under any legislation:

     4.15.8 if and when called upon to do so to produce to the Landlord or the Landlord's Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy the Landlord that the provisions of this sub-clause have been complied with in all respects:

     4.15.9 if the Tenant shall receive any compensation in respect of the Tenant's interest under this Lease because of any restriction placed upon the user of the Premises under or by virtue of any legislation then on the expiry or sooner determination of the Term immediately to make such provision as is just and equitable for the Landlord to receive the Landlord's due benefit from such compensation:


4.16 NO UNDESIRABLE ACTIVITIES

     4.16.1 not to use or occupy the Premises for or in connection with any illegal or immoral purpose or any purpose which may cause any other property not to comply with any applicable law;

     4.16.2 not to commit or carry out on or from the Premises any noisy noxious dangerous or offensive act activity or purpose nor any activity or purpose which shall cause any inconvenience nuisance damage or disturbance to the Landlord or the owners tenants or occupiers of any adjoiningor neighbouring property:

     4.16.3 not to permit empty containers waste or rubbish of any description to accumulate on the Premises:

     4.16.4 not to hold any sale by auction on the Premises:

     4.16.5 not to sleep on or reside in the Premises:

     4.16.6 not to install any heavy or vibrating machinery in the Premises nor cause any undue stress or strain on the floors or structure of or any lift installed in the Premises:

     4.16.7 not to do anything which may cause or result in:

            4.16.7.1 any damage to or overloading obstruction or pollution of Conduits; or

            4.16.7.1 any pollution of water (including but not limited to ground water) land or any buildings or structures whether or not attached to land:

4.17 USE & REGULATIONS

     4.17.1 not to use the Premises otherwise than for the Permitted Use:

     4.17.2 to observe and perform any reasonable regulations made by the Landlord from time to time in relation to the Premises whether alone or together with any adjoining property:

4.18 NOT TO OBSTRUCT

     4.18.1 not to do anything whereby any road forecourt path or passage near to or serving the Premises may be damaged or obstructed or their use by others may be impeded or hindered in any way:

     4.18.2 not to park unload or load vehicles or containers in the adjoining or neighbouring roads and accessways:

     4.18.3 not to exhibit or place any articles of any kind outside nor to attach them to the exterior of or projecting from the Premises or any building on the Premises:

4.19 ALIENATION

     4.19.1  not to assign or charge part only of the Premises;

     14.19.2 Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld subject to the agreements contained in the remainder of this clause 4.19.2)

             4.19.2.1 it is agreed that the Landlord shall not be regarded as unreasonably withholding its consent to any proposed assignment of the whole of the Premises if it withholds it on the ground (and it is the case) that any one or more of the below mentioned circumstances exist (whether or not such withholding is solely on such ground or on that ground together with other grounds) (a) that the proposed assignee is unable to demonstrate that for each of the three consecutive financial periods being in aggregate not less than three years (the last such period to have ended within the year immediately prior to the date of the application to assign) its accounts indicate that the proposed assignee has achieved net profits before tax (meaning the net trading profits before tax for a period of twelve months or in the case of any other period the annualised rate of net profit before tax of such person or body arising from its ordinary trading activities but excluding any profits from the sale of fixed assets businesses or investments or other exceptional and/or extraordinary items or items which would have been classified as extraordinary and/or exceptional items before the introduction of Accounting Standard FRS3 after deduction (on an annualised basis) of depreciation, interest charges. and all other expenses or charges as disclosed by the accounts of such person or body for the financial periods in question) equal to or exceeding the aggregate of the total amount likely. in the reasonable opinion of the Landlord, to be payable during the period of three years from the date which in the reasonable opinion of the Landlord is the likely date upon which the assignment (if authorised) will take place by way of rents. insurance and service charges and all other taxes and outgoings payable by the Tenant under this lease (b) that the proposed assignee is an associate (as defined in Section 52(3) of the Companies Act 1989) of either the Tenant or the Guarantor and:-


                       (i) for the purposes of clauses 4.19.2.1 and also clause 4.19.2.2 "accounts" shall be the audited profit and loss accounts drawn up for the relevant periods in accordance with the Companies Act 1985 (as amended) (or any statutory amendment or re-enactment of it for the time being in force) and the relevant Statements of Standard Accounting Practice applicable to the United Kingdom (or in a case other than that of a company incorporated in the United Kingdom accounts prepared or restated in similar form)
                       (ii) clause 4.19.2.1 shall operate without prejudice to the right of the Landlord to withhold consent on any other ground or grounds where such withholding of consent would be reasonable

                       (iii) in the event that any circumstances or conditions specified in clause 4.19.2.1 above are framed by reference to any matter falling to be determined by the Landlord (or by any other person) ([save where the power to determine such matter is required to be exercised reasonably]) if the Tenant disputes such determination then either the Landlord of the Tenant shall be entitled to require the matter or matters in question to be referred to an independent expert who in the absence of agreement between the parties shall be appointed on the application of either party to the President or next most senior available officer of the Royal Institution of Chartered Surveyors and the determination of such independent expert shall be conclusive as to the matter or matters in question and shall be final and binding on the parties and his costs shall be met by the parties hi such proportions as the independent expert shall determine

            4.19.2.2 it is agreed that any consent to an assignment of the whole of the Premises shall not be regarded as being given subject to unreasonable conditions if it is given subject to any one or more of the following conditions:

               (a) in the event that the proposed assignee is unable to demonstrate that for each of the three consecutive financial periods (as determined in accordance with clause 4.19.2.1) its accounts indicate that the proposed assignee has achieved net profits (defiled as in clause 4.19.2.1) equal to or exceeding the net profits of the assignor during any of such financial periods a requirement that the assignor execute and deliver prior to the assignment an Authorised Guarantee Agreement (as defined in and for the purposes of Section 16 of the Landlord & Tenant (Covenants) Act 1995) in the form of the draft agreement annexed to this lease under which the assignor will agree with the Landlord:-

                       (i) that he/it is liable as sole or principal debtor in respect of all obligations to be owed by the assignee under the Tenant Covenants (as defined in Section 28 of that Act) in this Lease: and

                       (ii) to be liable as guarantor in respect of the assignee's performance of the Tenant Covenants (as above defined) in this Lease (provided that such liability shall be no more onerous than the liability to which the assignor would be subject in the event of its/his being liable as sole or principal debtor in respect of the obligations owed by the assignee under the said Tenant Covenants):and

                       (iii) in the event of this lease being disclaimed. to enter into a new lease of the Premises the term of which shall expire simultaneously with the date upon which (but for any such disclaimer) this Lease would have expired by effuxion of time (and not by any other means) and the Tenant Covenants in which shall be identical to (mutatis mutandis but in any event no more onerous than) the Tenant Covenants in this Lease

                       (iv) provisions incidental or supplementary to any of clauses 4.19.2(a)(i)-(iii)

            (b) a requirement that the assignee covenants to the Landlord in the Licence to Assign to pay the rent for the time being and from time to time reserved by this Lease and to observe and perform the Tenant Covenants and conditions contained in this Lease for the period that this Lease is vested in him and upon the next assignment to enter into an Authorised Guarantee Agreement as specified above PROVIDED ALWAYS that clause 4.19.2.2 shall operate without prejudice to the right of the Landlord to impose any further conditions upon a grant of consent where such imposition is reasonable


    4.19.3 Not to underlet the whole or any part of the Premises without the Landlord's prior written consent obtained not more than three months previously which consent shall not be unreasonably withheld for the underletting of the whole or the underletting of a Permitted Part so long as there are no more than three underlettings of Permitted Parts and in the case of underletting of Permitted Parts the Tenant remains in occupation of at least one Permitted Part.

    4.19.4 not to part with or share possession or occupation of or grant any other person rights over or in respect of the Premises nor to hold or occupy the Premises as nominee trustee or agent or otherwise for the benefit of any other person otherwise than by either:

            4.19.4.1  an assignment or underletting permitted by this Lease: or

             4.19.4.2 sharing occupation of the Premises with any company which is a member of a group of companies (as defined in Section 42 of the Landlord and Tenant Act 1954) of which the Tenant is itself a member provided first that no exclusive possession is given secondly that only a licence terminable on not more than twenty working days notice is created thirdly that such sharing of occupation shall immediately cease if the Tenant and the company sharing occupation shall cease for any reason to be members of the same group of companies fourthly that the Tenant provides to the Landlord such information and details concerning the occupation and the fulfilment of these conditions as we Landlord may reasonably request

    4.19.5 on any assignment or underlease to procure (if reasonably so required by the Landlord) that a guarantor or guarantors acceptable to the Landlord shall enter into surety covenants direct with the Landlord in the terms set out in the Fifth Schedule with such variations as the Landlord shall reasonably require to suit the circumstances of each case;

    4.19.6 prior to the grant of any underlease to procure that the underlessee covenants direct with the Landlord to observe and perform all the terms and conditions and the covenants on the part of the Tenant contained in this Lease (other than as to payment of rent) throughout the term demised by such underlease (and any continuation or extension of it whether by statute or common law);

    4.19.7 prior to the grant of any underlease to produce to the Landlord a certified copy of an Order of the Court under Section 38(4) of the Landlord and Tenant Act 1954 (as amended) authorising the exclusion of Sections 24 to 28 (inclusive) of that Act in relation to such proposed underlease;

    4.19.8 to procure that any underlease shall contain covenants by the underlessee with the Tenant and(separately)with the Landlord that the underlessee will not:

            4.19.8.1 assign underlet charge or part with or share possession or occupation of part only of the premises underlet:

            4.19.8.2 charge underlet or (save by way of an assignment of the whole) part with or share possession or occupation of the whole of the premises underlet: or

            4.19.8.3 assign the whole of the premises underlet without the prior written consent of the Tenant and the Landlord:

     4.19.9 on the grant of any underlease:

            4.19.9.1   not to reserve or charge any fine or premium;

            4.19.9.2 to charge a yearly rent (payable not less frequently than quarterly in advance) which shall be the higher of the Yearly Rent payable under this Lease (or the appropriate proportion of the Yearly Rent in the case of a Permitted
                       Part) and the Open Market Rent of the premises underlet (as assessed under this Lease assuming for such purpose that the date of such underlease shall be the relevant Review Date) at the date of such underlease:

            4.19.9.3 to include provisions for upwards only review of the yearly rent corresponding both as to terms and dates with the provisions for review of Yearly Rent contained in this Lease:

            4.19.9.4 to include a proviso for re-entry on breach of any covenant on the part of the underlease: and

            4.19.9.5 to include such covenants on the part of the underlessee as shall secure the due performance and observance of the terms and conditions and the covenants on the Tenant's part contained in this Lease (save for payment of rent) in relation to the premises underlet;

     4.19.10 duly and punctually to exercise all rights to review the yearly rent reserved by any underlease but not to agree any reviewed yearly rent with the underlessee without the Landlord's prior written consent (such consent not to be unreasonably withheld) and to procure that if the yearly rent under any underlease is to be determined by an independent person not to determine whether that person shall act as an expert or as an arbitrator without tile Landlord's prior written consent and to procure that the Landlord's representations as to the reviewed yearly rent to be payable under it are made to that independent person to the Landlord's reasonable satisfaction;

     4.19.11 not to vary the terms or accept a surrender of any underlease (or agree to do so) without the Landlord's prior written consent:

     4.19.12 to enforce the covenants on the part of the underlessee and the terms and conditions contained in the underlease;

4.20 REGISTRATION OF DEALINGS

     within twenty-one days after any charge assignment or underletting of the Premises or any other disposition or transmission or devolution of the

     Premises to give notice to the Landlord in writing and to produce all relevant documents together with a certified copy of each of them for retention by the Landlord and to pay the Landlord or the Landlord's solicitors a reasonable fee (in any event not less than Twenty Five Pounds) for registration of the notice:


4.21 INFORMATION

     within one month of being requested to do so to notify the Landlord in writing of the name address and relationship to the Tenant of any occupier of the Premises;


4.22 NOTICE OF RE-LETTING OR SALE

     to permit the Landlord or persons authorised by the Landlord to enter upon the Premises for the purpose of erecting a notice board in a position first approved in writing by the Tenant at any time during the last six calendar months prior to the expiry or sooner determination of the Term stating that the Premises are to let and at any time during the Term stating that the Premises are for sale and not to remove interfere with or obscure the notice board and to permit all persons by order in writing of tile Landlord or the Landlord's agents to view the Premises at all reasonable hours in the daytime without interruption;


4.23 EXCEPTIONS AND RESERVATIONS

     to permit the Landlord and persons authorised by the Landlord from time to time and with or without workmen to exercise the rights excepted and reserved in Schedule 3:


4.24 NOT TO PERMIT ACQUISITION OF EASEMENTS

     not to obstruct any windows lights access or Conduits belonging to or serving the Premises nor to permit any new window light access Conduits or other encroachment or easement to be made into against upon or over the Premises and in case any person attempts to make any encroachment or acquire any easement on each occasion to give notice in writing to the Landlord immediately the Tenant becomes aware of it and at the cost of the Tenant to do everything that may be necessary or desirable to prevent any new encroachment or easement being made or acquired:


4.25 TO NOTIFY LANDLORD

     to give notice in writing immediately to the Landlord of any:

     4.25.1 defect or default of which the Tenant becomes aware which might give rise to a duty or liability on the part of the Landlord to third parties or to the Tenant: and

     4.25.2 notice received from any local or other competent authority or any other person relating to the Premises the Landlord's estate or interest in or the Tenant's occupation of the Premises:


4.26 INDEMNITY

     at all times to keep the Landlord indemnified against all actions proceedings losses liabilities costs damages expenses claims and demands arising out of or resulting from:

     4.26.1 any breach or non-observance of the Tenant's covenants contained in this Lease:

     4.26.2  the existence state of repair condition or use of the Premises:

     4.26.3  works of repair construction or alteration to the Premises: and

     4.26.4 any act omission or default of the Tenant or the Tenant's underlessees or their respective agents employees invitees or licensees;

4.27 NEW GUARANTOR

     if at any time during the Term the Guarantor (if any) or (where the Guarantor comprises more than one person) any one or more of those persons either dies becomes bankrupt or has a receiving order made against him or being a company enters into liquidation whether compulsory or voluntary or an application is made for a Receiver or Administrator or Administrative Receiver to be appointed of all or any part of its assets to give notice in writing to the Landlord immediately with full details and within fourteen days of being so requested by the Landlord (which it may do or not at its absolute discretion) to procure at the expense of the Tenant in all respects that some other person or persons acceptable to the Landlord shall enter into guarantor obligations with the Landlord in the terms set out in
     Schedule 5 with such variations as the Landlord shall reasonably require to suit the circumstances of each case:


4.28 PLEDGING CHATTELS AS SECURITY

     not to give any bill of sale or offer preferential security on the Tenant's stock in trade or personal chattels from time to time in or upon the
     Premises:


4.29 TO OBSERVE AND PERFORM COVENANTS ETC

     to observe and perform all and any covenants stipulations and other matters of any kind contained or referred to in Schedule 4 affecting the Premises (save only insofar as the Landlord covenants expressly in this Lease to observe and perform them);


4.30 ACCOUNTS INFORMATION

     on request from the Landlord but not more after than once in every year to provide to it a copy of the latest available audited accounts for the Tenant the Guarantor and any company which is the holding company and/or which is the ultimate parent company of the Tenant if that is a company other than the Guarantor and in respect of which the information contained in paragraph 12 of part I of Schedule 5 of the Companies Act 1985 is required to be stated in that Tenant's audited accounts


4.31 RAISED FLOOR

     to instal a raised floor throughout the Premises in accordance with the specification annexed to this lease and to the reasonable satisfaction of the Landlord within three months from the date of this Lease:


4.32 TO YIELD UP

     on the expiry or sooner determination of the Term:

     4.32.1 to remove all signs and Tenant's fixtures and fittings furniture and effects making good all damage so caused: and

     4.32.2 to yield up the Premises to the Landlord consistent with the full and due compliance by the Tenant with the covenants contained in this Lease.


5.   RENT REVIEW

5.1  DEFINITIONS

     In this clause the following expressions shall have the following meanings:


     "Assumptions"                       the assumptions (if not facts) that:

                                         1.   the Premises are in good and
                                              substantial repair and are fit for
                                              immediate full beneficial
                                              occupation and use and that the
                                              Landlord and the Tenant have
                                              compiled with all their respective
                                              obligations under this Lease:

                                         2.   if the Premises or any access or
                                              amenity have been damaged or
                                              destroyed they have or it has been
                                              fully reinstated;

                                         3.   the Premises are available to be
                                              let with vacant possession:

                                         4.   the willing tenant would commence
                                              paying rent immediately on and
                                              from the relevant Review Date and
                                              that such rent would not be
                                              discounted in any way to reflect
                                              the absence of any rent concession
                                              or other benefit then being
                                              offered by landlords to tenants on
                                              the grant of leases in the open
                                              market of premises comparable with
                                              the Premises;

                                         5.   no work has been carried out
                                              either on the Premises by the
                                              Tenant or on any adjoining or
                                              neighbouring property during the
                                              Term which has diminished tile
                                              rental value of the Premises: and

                                         6.   all requisite Use Consents and all
                                              other approvals and permissions
                                              have been given unconditionally to
                                              permit the Premises to be used for
                                              any purpose within Class B1 of the
                                              Town and Country Planning (Use
                                              Classes) Order 1987 (and that
                                         no capital expenditure is required to
                                         be made on the Premises to enable them
                                         to be so used):

                                         7.   that the Landlord has fully met
                                              the cost of complying with the
                                              covenant on the part of the Tenant
                                              in clause 4.31 of this Lease:


"Disregarded Matters"                    the following matters so far as they
                                         may have any effect or any effect on
                                         rental value:


                                         1.   the fact that the Tenant has been
                                              in occupation of the Premises.

                                         2.   any goodwill attaching to the
                                              Premises by reason of the Tenant
                                              carrying on any business at the
                                              Premises:

                                         3.   any improvements carried out with
                                              the Landlord's prior written
                                              consent by the Tenant during the
                                              Term at the expense of the Tenant
                                              otherwise than in pursuance of an
                                              obligation to the Landlord or its
                                              predecessors in title

                                         4.   any law for die time being in
                                              force which imposes a restraint
                                              upon receiving an increase in the
                                              Yearly Rent: and

                                         5.   the fact that the Landlord may
                                              have insured against loss of
                                              Yearly Rent in any particular sum
                                              whether equal to or in excess of
                                              the Yearly Rent payable prior to
                                              the relevant Review Date:

     "Excess"                            the amount by which the New Rent

                                         exceeds the Yearly Rent previously
                                         payable; either:
     "New Rent"

                                         1.   the rent agreed by the Landlord
                                              and the Tenant To be payable from
                                              the relevant Review Date: or (If
                                              such rent is not agreed)

                                         2.   the higher of:

                                              2.1  the Yearly Rent payable
                                                   immediately before the
                                                   relevant Review Date
                                                   (disregarding any suspension
                                                   of payment of the whole or
                                                   any part of the Yearly Rent
                                                   as provided in this Lease);
                                                   and

                                              2.2  the Open Market Rent of the
                                                   Premises on the relevant
                                                   Review Date as determined by
                                                   the Surveyor;

     "Open Market Rent"                  the yearly rent without any deduction
                                         whatever at which the Premises could
                                         reasonably be expected to be let in the
                                         open market at the relevant Review Date
                                         without a fine or premium by a willing
                                         landlord to a willing tenant under a
                                         Lease for a term equal in length to the
                                         whole of the Contractual Term
                                         commencing on the relevant Review Date
                                         and with rent review dates at each
                                         fifth anniversary of the relevant
                                         Review Date on oil the same terms and
                                         conditions in all other respects as
                                         this present Lease other than the
                                         amount of Yearly Rent but including
                                         these provisions for review and on the
                                         Assumptions but taking no account of
                                         the Disregarded Matters:


     "Review Date"                       the date or dates referred to in the
                                         Particulars as the Rent Review Dates:

     "Surveyor"                          an independent Surveyor appointed to
                                         determine the amount of the New Rent.

5.2  NEW RENT

The New Rent shall be payable from, and including the relevant Review Date.

5.3  DETERMINATION OF NEW RENT

     5.3.1 Tile Landlord and the Tenant may at any time agree the New Rent and such agreement may include agreement that the New Rent is formulated in terms which provide for different amount to be paid for different specified periods between the relevant Review Date and the next Review Date or (if none) the expiry of the Lease.

     5.3.2 If no agreement as to the amount of the New Rent payable from the relevant Review Date shall have been reached between the Landlord and the Tenant three months prior to the relevant Review Date then either the Landlord or the Tenant may by notice to the other require the determination of the amount of the New Rent at the relevant Review Date by a Surveyor.

     5.3.3 The Surveyor and whether he is to act as arbitrator or an expert valuer may be agreed upon by the Landlord and the Tenant or if they do not agree the Surveyor shall be appointed by or on behalf of the President on the application of either the Landlord or the Tenant in accordance with the provisions of this clause.

     5.3.4 The Tenant shall give to the Landlord at least fifteen working days' prior notice in writing of its intention to make an application to the President for appointment of the Surveyor (and in the absence of such notice any application made by the Tenant shall be of no effect).

     5.3.5 The Surveyor (if appointed by or on behalf of the President) shall act as an arbitrator in accordance with the Arbitration Acts 1950 and 1979:

     5.3.6 The Surveyor shall give notice to the Landlord and to the Tenant of his appointment.

     5.3.7 If the Surveyor is acting as an expert the Landlord and the Tenant shall each be entitled to make representations and counter representations in writing to the Surveyor a copy of which shall simultaneously be supplied to the other of them.

     5.3.8 If the Surveyor shall fail to determine the New Rent and give notice to the Landlord and the Tenant of his determination within three months of his appointment or if he shall die or become unwilling to act or incapable of acting for any other reason the Landlord may apply to the President for a substitute to be appointed in his place which procedure may be repeated as often as necessary.

     5.3.9 The fees of the Surveyor shall be in his award but otherwise shall be shared equally between the Landlord and the Tenant (and if the Tenant shall fail to pay on demand any part of those fees which the Tenant is due to pay they may be paid by the Landlord and shall be recoverable by the Landlord as rent in arrear).


5.4  LATE DETERMINATION

     If upon any review of Yearly Rent the amount of the New Rent shall not be agreed or determined prior to the relevant Review Date the Tenant shall continue to pay Yearly Rent at the rate payable immediately prior to that Review Date until the quarter day next following the agreement or determination of the New Rent whereupon any Excess shall be due as a debt payable by the Tenant to the Landlord apportioned on a daily basis from the relevant Review Date together with interest at two percentage points below Interest on the Excess from the relevant Review Date until the date of payment of the Excess.


5.5  MEMORANDUM

     If upon any such review it shall be agreed or determined that the New Rent shall be different from the Yearly Rent previously payable under this Lease the Landlord and the Tenant shall immediately complete and sign a written memorandum at the expense of the Tenant recording the New Rent.


5.6  FINAL DETERMINATION

     If the Surveyor is acting as an expert valuer his determination of the New Rent shall be final and binding on the Parties save in case of a manifest error.

5.7  LEGISLATIVE RESTRICTIONS


     If on any Review Date there shall be in force any statute which shall restrict interfere with or affect the Landlord's right to review the Yearly Rent in accordance with the terms of this Lease or receive any increase in Yearly Rent following such review the Landlord shall be entitled when permitted by or following the repeal or modification of that statute to require a review of the Yearly Rent in accordance with the terms of this Lease as though the date of the repeal or modification of that statute had been specified in this Lease as an additional Review Date.


5.8  TIME NOT OF ESSENCE

     Time shall not be of the essence in relation to the review of the Yearly Rent or he service of notices in connection with such review unless expressly stated otherwise.


5.9  GUARANTOR

     No Guarantor or any predecessor in title of the Tenant shall have any right to take part in the agreement or determination of the Yearly Rent upon review.


6.   LANDLORD'S COVENANTS

     The Landlord covenants with the Tenant (but not so as to bind or impose any liability upon the Landlord after the Landlord has parted with the reversion immediately expectant on the Term):


6.1  QUIET ENJOYMENT

     that the Tenant paying the rents and other sums payable under this Lease and performing and observing the covenants conditions and agreements contained in this Lease and on the Tenant's part to be performed and observed shall and may peaceably and quietly hold and enjoy the Premises during the Term without any interruption or disturbance from or by the

     Landlord or any person or persons lawfully claiming through under or in trust for the Landlord:


6.2  INSURANCE

     subject to the Tenant paying the whole or the appropriate proportion of the premium as provided in this Lease:

     6.2.1 to insure the Premises against loss or damage by the Insured Risks in an insurance office or with underwriters of repute in their Full Reinstatement Cost (subject to such exclusions excesses limitations conditions and qualifications as the insurers may require) and for three years (or such longer period as the Landlord may from time to time reasonably require) loss of Yearly Rent together in each case with value added tax if the Landlord so determines in its absolute discretion; and

     6.2.2 in case of destruction or damage by any Insured Risk (save where any insurance money shall be wholly or partly irrecoverable by reason solely or in part of any act default or omission by the Tenant or any underlessee licensee or visitor to apply all policy money received under or by virtue of any such insurance (other than for loss of Yearly Rent) in rebuilding or reinstating the Premises to provide accommodation reasonably comparable to that afforded by the Premises prior to such destruction or damage (although the Landlord shall not be obliged to rebuild or reinstate the Premises in accordance with the previous sections elevations and specifications) and all the terms of this Lease shall apply to such accommodation (the Parties making such variations to the terms of this Lease as the Landlord shall reasonably require to give effect To this provision) provided that:

            6.2.2.1 if any national or local or public or other authority shall refuse permission or otherwise prevent such rebuilding or reinstatement all insurance money shall be the absolute property of the Landlord without the Landlord being required or obliged to appeal against any such refusal of permission or the purported exercise of any power to prevent any such rebuilding or reinstatement; and

            6.2.2.2 if the Premises are destroyed or so seriously damaged by any Insured Risk as to require (in the opinion of the Landlord's Surveyor whose decision shall be final and binding upon the Parties) substantial reconstruction then the Landlord may at any time within six months after such damage or destruction give to the Tenant six months' notice in writing to determine this Lease and immediately upon the expiry of that notice this demise shall determine but without prejudice to the rights and remedies of any Party against any other in respect of any antecedent claim or breach of covenant and all insurance money shall be the absolute property of the Landlord.

     6.3 To complete at its own cost to the reasonable satisfaction of the Tenant and as soon as shall be practicable after the date of this Lease the works described in the Schedule of Works attached to this Lease and in the course of doing so to cause the minimum amount of interference with the fitting out of the Premises by the Tenant.


7.   MISCELLANEOUS

     The following conditions shall apply:

7.1  RE-ENTRY

     the Landlord and any persons authorised by the Landlord may re-enter into and upon the Premises in the event that:

     7.1.1 the rents reserved or any other sums made payable by the Tenant under this Lease or any part of such rents or other sums shall respectively be in arrear for fourteen days after the same shall become due (whether legally demanded or not): or

     7.1.2 there is any breach or non-observance of any of the obligations on the part of the Tenant contained in this Lease or in any licence approval or consent given by the Landlord to the Tenant in relation to the Premises or in any deed supplemental to this Lease or by which this Lease may varied: or

     7.1.3 any execution or distress is levied upon any asset of the Tenant and is not discharged within fourteen days: or

     7.1.4 the Tenant or any Guarantor or (where the Tenant or any Guarantor comprises more than one person) any one or more of them (being a corporation) shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation whilst solvent for the purpose of reconstruction) or have a Receiver or Administrator Administrative Receiver appointed of all or any assets (or any application for such appointment Is made); or

     7.1.5 the Tenant or any Guarantor or (where the Tenant or any Guarantor comprises more than one person) any one or more of them( being an individual or individuals) shall enter into any composition with the Tenant's creditors or commit any act of bankruptcy or be adjudicated bankrupt: or

7.1.6 the Premises shall be unoccupied or vacant for a period of three consecutive months,

7.1.7 whereupon this demise shall immediately determine but without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of the nonpayment of the rents reserved or other sums made payable by this Lease or any breach or non-observant or non-performance of any of the covenants conditions and agreements contained in this Lease:


7.2  RENT ABATEMENT

     if at any time during the Term the Premises or any part of the Premises shall be damaged or destroyed by any Insured Risk so as to be unfit for occupation and use then so long as the policy of insurance for the time being in force shall not have been vitiated or payment of the policy money withheld or refused in whole or in part by reason of any act default or omission of the Tenant or any underlessee licensee or visitor the Yearly Rent or a fair proportion according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use or until the money received by the Landlord in respect of loss of rent insurance shall have been exhausted whichever period shall be the shorter and any dispute between the Landlord and the Tenant concerning this provision shall be Referred to Arbitration:


7.3  EXCLUSION OF LIABILITY

     7.3.1 the Landlord shall not be liable to the Tenant or the Tenant's underlessees agents servants invitees licensees or others for any injury accident loss damage or inconvenience which may at any time during the Term be done occasioned or suffered to or by any such person or to the Premises or any property on the Premises by reason of or in consequence of any interruption in the provision of Utilities or any defect in or the defective working stoppage or breakage of any apparatus or Conduits in the Premises or in any adjoining property of the Landlord or the defective state and condition of the Premises or any adjoining property of the Landlord:

     7.3.2 the Landlord shall not be liable to the Tenant in respect of any failure by the Landlord to perform any of the Landlord's obligations to the Tenant in this Lease (with the exception only of the Landlord's covenant to insure) unless and until the Tenant has notified the Landlord in writing of the facts giving rise to such failure and the Landlord has failed within a reasonable period to remedy the same nor shall the Landlord be liable to compensate the Tenant for any loss or damage sustained by the Tenant before such reasonable period has elapsed:

     7.3.3 the Landlord shall not be liable to the Tenant in respect of any act or omission of any kind except as expressly provided in this Lease:


7.4  NOTICES

     7.4.1 any notice or demand to be served on the Tenant or any Guarantor under this Lease shall be validly served if sent by registered or recorded delivery post to the registered office or the last known address of such person or to the Premises or if delivered by hand to the Premises:

     7.4.2 any notice to be served on the Landlord under this Lease shall be validly served if sent by registered or recorded delivery post to the registered office of the Landlord (or where the Landlord is an individual his last known address):


7.5  STATUTORY COMPENSATION

     any statutory right of the Tenant to claim compensation from the Landlord whether on vacating the Premises or otherwise is excluded to the extent permitted by law;,


7.6  SUPERIOR LEASES

     7.6.1 the powers rights matters and discretions granted and reserved to the Landlord under this Lease shall also be granted and reserved to or exercisable by any Superior Landlord its servants agents and workmen to the extent required by any superior lease or mortgage;

     7.6.2 the Landlord shall be entitled to withhold its approval or consent under this Lease in an instance where any Superior Landlord's consent is required and where such approval or consent is applied for and is not given:


7.7  LANDLORD AS TENANT'S AGENT

     the Tenant irrevocably appoints the Landlord to be the Tenant's agent to store and/or dispose of any of the Tenant's fixtures and fittings furniture and effects left by the Tenant on the Premises for more than seven days after the expiry or sooner determination of the Term on any terms which the Landlord thinks fit without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord;


7.8  ADJOINING PROPERTY

     nothing contained in this Lease shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or other instrument relating to any adjoining property of the Landlord or which would limit or affect the right of the Landlord to deal with Such property at any time in any manner which may be thought Pit:


7.9  DISTRESS

     all sums due and payable under this Lease shall be recoverable if the Landlord so wishes by distress as if the same formed part of the rents reserved under this Lease:


7.10 SET OFFS

     the Tenant waives any and all existing and future counterclaims and set-offs against any payments due to the Landlord under this Lease and agrees to against any payments due to the Landlord under this Lease and agrees to make all such payments in full irrespective of any equity or set-off or counterclaim of the Tenant of any nature:


7.11 EXCLUSION OF RIGHTS NOT GRANTED

     nothing contained or referred to in this Lease shall operate either expressly or impliedly to grant to or confer upon the Tenant the benefit of any easement right or privilege save only as expressly granted to or conferred upon the Tenant in Schedule 2:


7.12 NO WARRANTY AS TO PERMITTED USE

     the Landlord does not warrant that the Premises may lawfully be used for the Permitted Use or for any other purpose:


7.13 RETURN OF INSTALLMENT OF YEARLY RENT

     the return to the Tenant of any installment of Yearly Rent paid by Bankers standing order or direct debit as soon as reasonably practicable after its receipt shall be treated as a refusal by the Landlord to accept that payment of Yearly Rent and the receipt of any such installment of Yearly Rent so returned shall not give rise to a presumption that the Landlord has waived its rights of forfeiture under this Lease;


7.14 ENGLISH LAW

     7.14.1 this Lease shall be governed by and construed in all respects in accordance with English law and the Parties submit themselves to the jurisdiction of the English Courts:

     7.14.2 nothing contained in this Lease shall limit the right of any Party to take proceedings against any other Party in any other court of competent jurisdiction nor shall the taking of proceedings in one jurisdiction preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

7.15 TENANT'S OPTION TO DETERMINE

     7.15.1 if the Tenant shall wish to determine the Term on the 6th day of March 2001 and shall have given to the Landlord not less than 366 days previous written notice to that effect and shall up to the time of such determination pay the rents reserved by and substantially perform and observe the covenants contained in this Lease and then immediately upon the 6 day of March 2001 the Term shall determine but without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of the non-payment of the rents reserved or other sums made payable by this Lease or any breach or non-observance or non-performance of any of the covenants conditions and agreements contained in this Lease.

     7.15.3 the Parties hereby agree that on any application by the Tenant to the Court for a new tenancy pursuant to the provisions of the Landlord and Tenant Act 1954 the Tenant will not seek and will not accept the inclusion of a Clause in the same terms or similar To this Clause 7.15 in any new tenancy of the Premises.


7.16 CERTIFICATE AS TO AGREEMENT FOR LEASE

     The Parties certify that there is no Agreement for Lease To which this Lease gives effect.


8.   RECEIVER

8.1 The Receiver was appointed Law of Property Act 1925 Receiver of the Landlord's interest in the freehold land and buildings registered at H. M. Land Registry under title number BK 255580 on 4 May 1994 by Hill Samuel Bank Limited (the "Bank") pursuant to a legal mortgage dated 28th July 1992 and made between (1) the Landlord and (2) the Bank ("The Security").

8.2 The Tenant acknowledges that it has been supplied with a copy of The Security and the appointment of the Receiver and shall raise no requisition enquiry or objection in relation thereto.

8.3  After taking such advice as it considers necessary the Tenant:

     8.3.1 releases the Receiver from any personal liability which might arise by virtue of Section 37(l) of The Insolvency Act 1986 or might otherwise arise directly or indirectly under this Lease or under any deed or other document executed pursuant to this Lease or in or under any associated or contractual agreement or arrangement:

     8.3.2 agrees and acknowledges that the foregoing provisions of this Clause 8 and of any other provision of this Lease are fair and reasonable in the present circumstances and accord with normal practice with regard to companies which are or are likely to become unable to pay their debts.


9.   GUARANTOR'S COVENANTS

9.1  The Guarantor covenants with the Landlord in the terms set out in Schedule
     5


9.2 The obligations of the Guarantor pursuant to Muse 9.1 and Schedule 5 shall cease when there is produced to the Landlord certified true copies of audited accounts for Business Objects (U.K.) Limited showing that in each of the three consecutive accounting periods of that Company none of which periods shall be for longer than for one year (the third such period ending no more than six months before the production of such certified copy audited accounts) the net profits before tax for each such accounting period constitute a sum which is at least three times the Yearly Rent


IN WITNESS of which this deed has been executed and is delivered on the date appearing as the date of this deed.

                                   SCHEDULE 1
                                  THE PREMISES


Sun Court, Moorbridge Road. Maidenhead, Berkshire shown for the purposes of identification only edged in red on the Plan numbered 1 attached which shall include where they exist and where the context so admits for the purpose of obligation as well as grant:

1. all additions alterations and improvements to the Premises made at any time.

2. all landlord's fixtures and fittings and plant equipment and machinery including.


                                   SCHEDULE 2
                                 RIGHTS GRANTED


1. The right during the Term (so far as the Landlord has power to grant the same and subject to the Landlord's reasonable regulations from time to time) for the Tenant in common with the Landlord those authorised by the Landlord and all others having the like right from time to time to the free running of Utilities through the Conduits designed for that purpose passing in through or under any adjoining property of the Landlord provided that the Landlord may at any time stop up remove alter or make connections to the Conduits if the Landlord makes available to the Tenant where appropriate suitable alternative Conduits.

2. The right to change the name of the Building subject to the consent of the Landlord which shall not be unreasonably withheld or delayed and subject further to the consent of any competent public authority which may be necessary.



                                   SCHEDULE 3
                          EXCEPTIONS AND RESERVATIONS


1.   ADJOINING PROPERTY

     The right for the Landlord and all persons authorised by the Landlord from time to time to rebuild alter or develop any adjoining property of the Landlord in such manner as the Landlord may think fit despite any resulting interference to the access of light or air to the Premises and the right to use any adjoining property of the Landlord for any purpose to the intent that nothing contained in this Lease shall by implication of law or otherwise operate to confer upon the Tenant any easement right or privilege over any adjoining property of the Landlord which might restrict or prejudicially affect its future rebuilding alteration or development nor shall the Tenant be entitled to compensation for any damage or disturbance caused by or suffered through any such use rebuilding alteration or development.


2.   ENTRY BY THE LANDLORD

     The right for the Landlord and all persons authorised by the Landlord from time to time with or without workmen at any time during the Term and upon giving not less than 48 hours prior written notice (except in case of emergency when no advance notice shall be required) to enter upon the Premises for the purpose Of;

2.1 developing repairing altering inspecting or maintaining adjoining or neighbouring property or any party walls services Conduits or other things relating to such property;

2.2 carrying out inspections or surveys of the Premises (and taking samples and making trial bores) including for the purposes of monitoring compliance by the Tenant with its obligations in this Lease:

2.3 carrying out works or services which the Landlord must or may carry out under the terms of this Lease: and

2.4 exercising any other rights granted or reserved to the Landlord by this Lease.

 the Landlord or workman making good all and any damage done to the Premises

3.   UTILITIES

     The free passage and running of Utilities through Conduits to and from adjoining or neighbouring property and the right to connect into them together with the right on not less than 48 hours prior written notice (except in case of emergency when no advance notice shall be required) to enter upon the Premises to lay maintain repair and renew Conduits and lay or install new Conduits and making good all damage done to the Premises.


4.   SUPPORT

     The support and protection from the Premises enjoyed by adjoining or neighbouring property.


5.   BOUNDARY WALLS

     The right for the Landlord and all persons authorised by the Landlord from time to time to build onto or into any boundary or perimeter wall or fence of the Premises.


6.   SCAFFHOLDING

     The right to erect scaffolding on over or around the Premises in the exercise of any of the rights excepted and reserved to the Landlord in this Schedule.


                                   SCHEDULE 4
                   MATTERS TO WHICH THE PREMISES ARE SUBJECT


1.   SUBSTITUTING RIGHTS

     All subsisting rights easements and privileges belong to or enjoyed by adjoining or neighbouring property.


2.   RELEVANT DOCUMENTS

     The covenants stipulations and other matters specified or referred to in Title Number BK255580 and in a licence dated 27th April 1989 (1) Abbott Laboratories Limited and (2) Queensgate Land (Moorbridge) Limited so far as the same affect the Premises and are subsisting and capable of being enforced.



                                   SCHEDULE 5
                            GUARANTOR'S OBLIGATIONS

1.   PRIMARY OBLIGATIONS

     The Guarantor covenants with the Landlord as a primary obligation:

1.1 that the Tenant or the Guarantor shall at all times during the Term duly perform and observe all the covenants conditions and other provisions on the part of the Tenant to be observed and performed in this Lease (including the payment of the Yearly Rent and all other sums from time to time payable under this Lease) in the manner and at the times specified and shall indemnify the Landlord against all actions proceedings losses liabilities cost damages expenses claims and demands sustained by tile Landlord in any way directly or indirectly arising out of or resulting from any default by the Tenant in the performance and observance of any such covenants conditions and other provisions:

1.2 not to claim in any liquidation bankruptcy administration receivership composition or arrangement of the Tenant in competition with the Landlord and to remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy administrator administrative receiver receiver or supervisor of the Tenant and to hold for the sole benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant while any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding:

1.3 that if a liquidator trustee in bankruptcy or other competent person shall disclaim or surrender this Lease or this Lease shall be forfeited or the Tenant shall die or cease to exist (the date on which any such event occurs being referred to in this Schedule as "the Relevant Date") then the Guarantor shall (if the Landlord so requires by notice in writing given to the Guarantor within six months after the Relevant Date) accept from and execute and deliver to the Landlord a counterpart of a new lease of the Premises for a term commencing on the Relevant Date and continuing for the remainder of the Term such new lease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease: and

1.4 that if the Landlord shall not require the Guarantor To take a new lease the guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the Yearly Rent and all other sums that would have been payable under this Lease in respect of the period from and including the Relevant Date until the expiry of twelve months after the Relevant Date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall first occur) in addition and without prejudice to the Guarantor's other obligations under this Lease.


2.   GUARANTOR'S LIABILITY

     The Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the Tenant's covenants conditions and other provisions contained in this Lease and the Landlord in the enforcement of its rights may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.


3.   WAIVER OF RIGHTS

     The Guarantor waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy of any kind which may be available to the Landlord before proceeding against the Guarantor.


4.   MATTERS NOT AFFECTING LIABILITY

     None of the following (or any combination of them) shall release determine discharge or in any way lessen or affect the liability of the Guarantor as principal debtor under this Lease or otherwise prejudice or affect tile liability of tile Guarantor to accept a new lease in accordance with the provisions of this Schedule:

4.1 any neglect delay or indulgence or extension of time given by the Landlord in enforcing payment of the Yearly Rent or any other sums due under this Lease or in enforcing the performance or observance of any of the Tenant's covenants conditions or other provisions contained in this Lease:

4.2 any refusal by the Landlord to accept Yearly Rent tendered by or on behalf of the Tenant following a breach of covenant by the Tenant:

4.3  the expiry or sooner determination of the Term:

4.4 any variation of the terms of this Lease (including any reviews of the Yearly Rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment of this Lease;

4.5 any change in the constitution structure or powers of either the Tenant the Guarantor or the Landlord or the liquidation administration receivership or bankruptcy (as the case may be) of either the Tenant or the Guarantor or the death or dissolution of the Tenant:

4.6 any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the
     Tenant: or

4.7 any other act omission matter or thing of any kind by virtue of which (but for this provision) the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord).

5.   SUCCESSORS

     This guarantee shall subsist for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment of it.



                                    (  SIGNED by DAVID JOHN DOWNING
                                    (  in the name of J. M. JONES
                                    (  PROPERTIES LIMITED (in
                                    (  Administrative Receivership)
                                    (  without personal liability and
                                    (  its attorney pursuant to powers
                                    (  granted to him by statute and
                                    (  legal mortgage dated 28th July
                                    (  1992 made between (1) J. M. Jones
                                    (  Properties Limited (in
                                    (  Administrative Receivership) and
                                    (  (2) Hill Samuel Bank Limited in
                                    (  the presence of:



[ILLEGIBLE]           /s/ PD Sheehan
[ILLEGIBLE]           PD Sheehan
[ILLEGIBLE]           23 Scholars Way
[ILLEGIBLE]           Hatfield Herts
[ILLEGIBLE]           Director

                                 [COMPANY LOGO]



                               NABARRO NATHANSON



                            DATED    6 March    1996



                                  D.J. DOWNING


                                    - and -


                         J.M. JONES PROPERTIES LIMITED
                        (in Administrative Receivership)


                                    - and -


                        BUSINESS OBJECTS (U.K.) LIMITED


                                    - and -


                              BUSINESS OBJECTS SA


                                     LEASE
               Sun Court.  Moorbridge Road, Maidenhead, Berkshire


                               Nabarro Nathanson
                               50 Stratton Street
                                 London WIX 6NX

                               Tel: 0171 493 9933

                               H.M. LAND REGISTRY
                                  [NOT SHOWN]

                                     PLAN 2
                                  [NOT SHOWN]

                             SUN COURT - MAIDENHEAD

                          SCHEDULE OF LANDLORDS WORKS



                                                                        22/02/96
                                                                    MAIDSCH5.WPS

MANAGING AGENT

The flat roof area over the main stairs of Block I are to be cleaned of moss growth.

All H&V plant is to be run to check operational status.

Repair damaged car park gate operating mechanism.

Any blown lamps or tubes are to be replaced in luminaires.

Clean raised pond/fountain area in courtyard.

Clear all loose rubbish from all service cupboards and service shafts between toilet blocks. Remove rubbish from gardener's room under rear stair to Block 1.

Provide chlorination certificate for water storage systems.

                                                                        22/02/96
                                                                    MAIDSCH5.WPS



ENVIRONMENTAL ENGINEERING SERVICES

Repair or replace severely damaged pipework insulation in both plant rooms for heating and chilled water pipework.

Fit missing grille to staircase smoke vent outlet at head of main stairs in Block 1,

Replace seven lower sections of rainwater down pipes on the north and east elevations, including a pipe located by entrance drive outside the sliding gate.

Check that all condensate drains serving F.C.U.s in the ground floor of both blocks, drains away from all units.

Check that vapour proof lagging to chilled water pipework in ground floor ceiling voids of both Blocks is intact,

Divert the small warning pipes serving both roof cold water storage tanks discharges to a nuisance point. i.e. where a discharge can be seen from ground level.

Fit non return air valves to any open SVP's located within roof space above toilet core areas.


MARCOE ELECTRICAL

Replace missing cable trunking covers in service shafts.

Fit circuit schedules adjacent to each distribution board.

                                                                        22/02/96
                                                                    MAIDSCH5.WPS


LOOSE MATERIALS

Supply a box of toilet ceiling tiles

Supply a box of office area ceiling tiles

Supply a box of corridor area ceiling tiles

Supply 2 rolls of 50 x 1.2m rolls of vinyl wall covering as existing pattern (ordered).



J BULLMAN & SONS

Refix carpet risers in main stairs in Block 1.

                                                                        22/02/96
                                                                    MAIDSCH5.WPS


M J BLACK

Replace cracked 'Cox' dome on roof access hatch on Block 1.

Fill all holes in external brickwork which are greater than screw fixing using ground brick and cement as filler so as to match existing colour.

Repair small area of brick pointing on west elevation of Block 1, by Solicitor's office.

Rub down and repaint air grilles in external wall at north end of both Blocks.

Rub down and paint with black bitumastic paint the SVP adjacent to a column in the undercroft parking area (north end under link)

Make good holes through 1st floor slab where pipework was removed from wall mounted F.C.U.s using dry sand/cement mix or dense rockwool.

Refix loose section of vinyl wall covering at lst floor level in the secondary staircase of Block 2.

Refix loose laminate trim to vanity unit in female w.c. 1st floor Block 2.

Fit overhead door closer, intumescent strips to frame and ease door fit to fire exit to secondary stair Block 2, ground floor.

Door from ground floor office to secondary stair in Block I to be fitted with overhead door closer and intumescent strips to frame.

Fit missing top leaf lock to door at 1st floor Block I leading to annex.

Within chiller room in each roof plant room clean off two air handling units currently painted and touch-in any defective paint areas using black bitumastic paint. For the two remaining unpainted air-handling units rub down internal and external rust spots and treat with Galavafroid paint.

Within chiller room in each plant room paint boarding covering wall plate (below louvre opening) with 2 coats wood preservative paint, such as Crown 'Timberguard' or similar.

Take down 9 metre section of north boundary wall to base level and rebuild using existing bricks. Allow for quantity of new bricks to replace any existing which are unusable. Form 12mm expansion gap at each end where section joins existing.

On eastern wall of main car park disc cut existing mid-point expansion joint in new section to form 12mm wide joint for full height. Where new section joins to old section form similar 12mm expansion joint for full height. Allow to rebed approx 24 loose coping bricks.

Provide strips of lay-in prismatic sheet to 1st floor female w.c. Block 2 and 1st floor female Block 2. (Liaise with Marcoe Electrical for material supply)

Apply fire casing to exposed metal beams in all electrical riser cupboards.

Rub-down, prime bare wood, apply undercoat and two coats of gloss paint to gas meter cupboard outside Block 1

Hack-off loose plaster -to Block 1 staircase wall. Treat surface, replaster and redecorate.

Reapply adhesive to small loose sections of wallpaper.

NOTE: Door furniture to be as supplied by Messrs Comyn & Ching, to match existing.

DATED



                                    - and -



                         ______________________________



                         AUTHORISED GUARANTEE AGREEMENT



                                - relating to -



                            to a Lease made between
                                (1) D.J. Downing
                      (2) Business Objects (U.K.) Limited
                            (3) Business Objects SA
                         relating to premises known as
                 Sun Court Moorbridge Road Maidenhead Berkshire



                               Nabarro Nathanson
                               50 Stratton Street
                                 London WIX 6NX



                              Tel: 0 171 493 9933

DEED dated                                         1996
BETWEEN


(1)  [                       ]OF[              ]
     (the "landlord")

(2)  [                       ](company registration number[
               [)whose registered office is at[               ]
          (the guarantor")


WITNESSES as follows:-


1.   Definitions and Interpretation
     ------------------------------

1.1 In this Deed, unless the context other-wise requires, the following words and phrases have the following meanings:-


1.1.1  "Act"
        ---


        means the Landlord and Tenant (Covenants) Act 1995.


1.1.2  "Assignee"
        ---------

        means            ](company registration number
               [    [)whose registered office is at [
               ].

1.1.3  "Lease"
        -----

        means a lease of the Premises dated              1996 and made
        between (1) D.J. Downing (2) Business Objects (U.K.) Limited and
        (3) Business Objects SA and includes any deeds or documents supplemental to it whether or not expressed to be so.

1.1.4 "Premises"
       --------

       means the Premises briefly known as Sun Court Moorbridge Road Maidenhead Berkshire and more particularly described in the Lease.


1.2 The Clause headings in this Deed (except for the definitions) are for ease of reference and are not to be used for the purposes of construing this Deed

1.3    References in this Deed to Clause numbers mean the Clauses of this Deed.

1.4 Obligations undertaken by more than one person are joint and several obligations.

1.5 Words importing persons include firms companies and corporations and vice versa.

1.6 Words importing one gender will be construed as importing any other gender.

1.7 Words importing the singular will be construed as importing the plural and vice versa.

1.8 Words and phrases defined in the Lease have the same meanings in this Deed.

1.9 Unless the context otherwise requires, references to any statute include all regulations and orders made under the relevant statute and any statute, regulations or orders amending, consolidating or replacing it or them in force from time to time.

1.10 In this Deed, the expression "tenant covenants" is to be construed consistently with the Act.

2.   Recitals
     --------

2.1 By the Lease the Premises were demised to Business Objects (U.K.) Limited [the Guarantor] for a term of twenty five years from 1996 subject to the payment of the rent reserved by and observance and performance of the covenants and conditions contained in the Lease.

2.2 The reversion immediately expectant on the term of years granted by the Lease [remains] [is now] vested in the Landlord and the unexpired residue of the term of years granted by the Lease [remains] [is now] vested in the Guarantor.

2.3 The Guarantor wishes to assign the Lease to the Assignee and, under the Lease, the consent of tile Landlord is required to such assignment.

2.4 By a licence to assign dated [with the same date as this deed] entered into by the Landlord (1) the Guarantor (2) and the Assignee (3) the Landlord has granted consent to the assignment on condition that the Guarantor enters into this Deed to guarantee the performance by the Assignee of the tenant covenants of the Lease.

2.5 The Guarantor has agreed to enter into this Deed pursuant to that condition.

3.   Guarantor's Covenants
     ---------------------

3.1  The Guarantor COVENANTS with the Landlord as principal obligor as follows:-

3.1.1 That the Assignee will pay the rents reserved by and observe and perform the tenant covenants of the Lease and that if the Assignee defaults in the payment of any of the rents reserved by the Lease on the due dates or in observing or performing any of the tenant covenants of the Lease the Guarantor will pay the rents or observe or perform the tenant covenants in respect of which the Assignee has defaulted and the Guarantor will make good to tile Landlord on demand all losses costs damages and expenses resulting from any such default.

3.1.2 That if a liquidator or trustee in bankruptcy of the Assignee disclaims the Lease the Guarantor will at the request of the Landlord made within three months after such disclaimer take from the Landlord a lease of the Premises for a term equal to the residue of the [Term] which would have remained had there been no disclaimer at the same rents and subject to the tenant covenants of the Lease such lease to take effect from the date of such disclaimer and in such case the Guarantor will pay the costs of such new lease and execute and deliver a counterpart of it to the Landlord.

3.2 The Guarantor's obligations under Clause 3.1 commence on the date on which the leasehold interest under the Lease is assigned to the Assignee and do not bind the Guarantor in relation to any time after either

3.2.1 the Assignee is relased from the tenant covenants of the Lease in accordance with the Act (but without prejudice to any liability of the Guarantor incurred before the time of such release) or

3.2.2 the Assignee is able to demonstrate by production of accounts to the Landlord that for each, of three consecutive financial periods being in aggregate not less than three years and at least one of which consecutive financial periods shall be after the date of this Deed its accounts indicate that it has achieved net profits before tax (meaning the net trading profits before tax for a period of 12 months or in the case of any other period the annualised rate of net profit before tax of the Assignee arising from its ordinary trading activities but excluding any profit from the sale of fixed assets businesses or investments or other exceptional and/or extraordinary items or items which would have been classified as extraordinary and/or exceptional items before the introduction of Accounting Standard FRS3 after deduction (on an annualised basis) of deprecation interest charges and Al other expenses or charges as disclosed by the accounts of the Assignee for the financial periods in question which equal to or exceed the aggregate of the total amount likely in the reasonable opinion of the Landlord to be payable during the period of three years from the date of production of accounts to the Landlord by way of rents insurance and service charges and all other taxes and outgoings payable by the Tenant under the Lease and for the purposes of this clause "accounts" all be audited profit and loss accounts drawn up for the relevant periods in accordance with the Companies Act 1985 (as amended) or any statutory amendment or re-enactment of it for the time being in force) and to the relevant Statements of Standard Accounting Practice applicable to the United Kingdom. (or in a case other than that of a company incorporated in the United Kingdom accounts prepared or re-stated in similar form).

3.3 None of the following shall release, discharge or affect the liability of the Guarantor as principal obligor or otherwise prejudice or affect the liability of the Guarantor to accept a new lease pursuant to Clause 3.1.2:

3.3.1 any neglect delay or indulgence or extension of time given by the Landlord in enforcing payments of the rents or the performance or observance of the tenant covenants of the Lease-,

3.3.2 any variation of the terms of the Lease;

3.3.3 any change in the constitution structure or powers of the Assignee or the Guarantor, the liquidation administration receivership or bankruptcy (as the case may be) of either tile Assignee or the Guarantor or the Assignee ceasing to exist;

3.3.4 any legal limitation or immunity disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Assignee may be outside or in excess of the powers of the Assignee: or

3.3.5 any other act omission matter or thing of any kind by virtue of which (but for this provision) the Guarantor would be discharged in whole or in part.

4.   Scope of this Guarantee
     -----------------------

4.1 The intention of the parties to this Deed is that it should be an authorised guarantee agreement within the meaning of the Act.

4.2 If any provision, or any part of any provision, has the effect of causing this Deed not to be such an authorised guarantee agreement, that provision or that part is to be treated or all purposes as having been modified (including, if necessary, by its omission) to such extent as will avoid this effect.

IN WITNESS of which the parties have executed this Deed which is intended to be and is delivered the day and year first written above but not before.

                                    Original
                                    --------


                                    (  SIGNED by DAVID JOHN DOWNING
                                    (  in the name of J. M. JONES
                                    (  PROPERTIES LIMITED (in
                                    (  Administrative Receivership)
                                    (  without personal liability and
                                    (  its attorney pursuant to powers
                                    (  granted to him by statute and
                                    (  legal mortgage dated 28th July
                                    (  1992 made between (1) J. M. Jones
                                    (  Properties Limited (in
                                    (  Administrative Receivership) and
                                    (  (2) Hill Samuel Bank Limited in
                                    (  the presence of:

                                                                        23/02/96
                                                                    SCHDCON3.WPS

SUN COURT, MAIDENHEAD

EXTERNAL WALLS

Chipped corners on brickwork at north end of Bldg I where timber bollards have been installed.

Uneven brickwork is noted adjacent to main entrance which may have been laid after main wall was built.

An area of rebuilt brickwork is noted adjacent to window openings at north end of Bldg 1.

Partial spoiling noted at Moorbridge Road escape door threshold Slight chipped brickwork noted adjacent to escape door openings.

DOORS

Scratches to paintwork on Main entrance doors noted.

WINDOWS

Window sill at ground floor on east side of Block 2 is noted as dented.

Window repairs are noted where mastic is applied to framing joints.

ROOF SPACE OVER BLOCK 2

Sand and cement fillet to door threshold between boiler room and chiller area noted as untidy.

Ponding noted in asphalted area within chiller room.

ESCAPE STAIRCASE, BLOCK I


Decorations are noted as scuffed,
Wall plaster at first floor level is noted as having uneven finish. Cupboard below staircase area is noted as unfinished condition.
SITE
Minor ponding noted to Tarmacadam finish to car park.


BOUNDARY WALLS

Brickwork to side wall of building, by entrance drive, has surface damaged to brickwork which is noted.

                                                                  [COMPANY LOGO]

ASB/CEW,
4th March 1996.



Warner Cranston Solicitors,
Pickfords Wharf,
Clink Street,
LONDON, SEL. 9DG.

For the attention of Mr. A. Safer.

[STAMPED NOT SHOWN]


Dear Sirs,

RE:  QUOTATION NO. 3059/2877,
     SUN COURT - MAIDENHEAD.

We have pleasure in submitting our specification for the new raised floor, as follows:

To supply and Ex:
----------------

Floor System:       Eurodek full access floor system to withstand a uniformly
                    distributed load of 5 kn/m2.

Panels:             600 x 600 x 300mm nominal panels to BS5669.

Panel               The floor will be left ready to receive carpet tiles by
Floorcovering:      others.

Pedestals:          l6mm diameter heavy duty pedestal with adjustment of 26mm.
                    Pedestal head type P35 LM24 diecast aluminium to restrain panels from lateral movement.

Pedestal Fixings:   100 x 100mm galvanised pedestal base plates will be fixed to a suitable structural slab with adhesive.

Floor Void Height:  90mm from the highest point of structural slab (void height varies considerably, see note 3 below).

Panel Lifters:      We will supply 2.No. single cup suction pads.

Schedule of Quantities and Rates:
--------------------------------

Flooring to Ground & First Floor areas

                                                                  [COMPANY LOGO]


ASB/CEW,
4th March 1996.



WARNER CRANSTON SOLICITORS
--------------------------

1.                  Shown on our Drawing No. 0397 and 0398- 1. Approx. qty
                    1664m2.

2. To factory form cut outs for electrical outlet boxes. A sample box is required to use as a template.
                    150.No.

3. Sub floor levels: We have surveyed the existing structural slab levels and proposal allows for manufacture of varying length pedestals to allow for all the variations in levels of the structural dab.


If you have any questions concerning the above, please do not hesitate to call.

Yours sincerely,
for and on behalf of
THE INTERIORS GROUP



/s/ Andrew Black
ANDREW BLACK,
Director.